Exhibit 99.3

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 and the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 are based on the historical consolidated financial statements of Cerberus Cyber Sentinel Corporation, a Delaware corporation (“Cerberus”, ““CCSC” or the “Company”) and Technologyville, Inc., an Illinois corporation (“Techville”) after giving retroactive effect to the Company’s acquisition of Techville effective May 25, 2020 (the “Acquisition”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 is presented as if the Acquisition had occurred on March 31, 2020, and is derived from the unaudited condensed consolidated balance sheet of the Company at March 31, 2020 and the unaudited condensed balance sheet of Techville at March 31, 2020 and gives effect to certain pro forma adjustments. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2020 is presented as if the Acquisition had occurred on January 1, 2020 and gives effect to certain pro forma adjustments and are derived from the unaudited condensed consolidated statement of operations of the Company for the three months ended March 31, 2020 and the unaudited condensed consolidated statement of operations of Techville for the three months ended March 31, 2020; the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2019 are derived from the audited historical statement of operations of the Company for the year ended December 31, 2019 and the audited historical statement of operations of Techville for the year ended December 31, 2019 and are presented as if the Acquisition occurred on January 1, 2019 and give effect to certain pro forma adjustments.

The unaudited pro forma condensed consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma condensed consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for information purposes. The actual results reported by the Company in periods following the Acquisition may differ significantly from that reflected in these unaudited pro forma condensed consolidated financial statements. As a result, the unaudited pro forma condensed consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma condensed consolidated financial information. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2019 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020;
●	the unaudited condensed consolidated financial statements of the Company for the three months ended March 31, 2020 and 2019 and the related notes thereto, included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 13, 2020;
●	the audited financial statements of Techville for the year ended December 31, 2019 and the related notes thereto, filed as part of Exhibit 99.1 to this Current Report on Form 8-K/A; and
●	the unaudited condensed financial statements of Techville for the three months ended March 31, 2020 and 2019 and the related notes thereto, filed as part of Exhibit 99.2 to this Current Report on Form 8-K/A.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisition.

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2020

	Historical		Pro Forma		Pro Forma
	CCSC	Technologyville	Adjustments		Combined

ASSETS

Current Assets:
Cash and cash equivalents	$1,572,707	$33,095	$-		$1,605,802
Accounts receivable, net	584,727	73,161	-		657,888
Prepaid expenses and other current assets	116,477	-	-		116,477
Total Current Assets	2,273,911	106,256	-		2,380,167

Property and equipment, net	9,929	58,693	-		68,622
Intangible assets, net	1,069,204	-	-		1,069,204
Goodwill	922,579	-	1,400,565	(1),(2)	2,279,099

Total Assets	$4,275,623	$164,949	$1,400,565		$5,797,092

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$611,020	$82,288	$-		$693,308
Line of credit	-	43,705	-		43,705
Stock payable	10,000	-	-		10,000
Due to stockholder	-	29,739			29,739
Note payable - related party	109,787	-	-		109,787
Note payable	-	9,050	-		9,050
Total Current Liabilities	730,807	164,782	-		895,589

Long-term Liabilities:
Note payable, net of current portion	-	43,824	-		43,824

Total Liabilities	730,807	208,606	-		939,413

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $.00001 par value; 250,000,000 shares authorized; 108,262,500 shares issued and outstanding	1,083	-	34	(1)	1,117
Additional paid-in capital	5,836,387	-	1,356,874	(1)	7,193,261
Retained earnings (Accumulated deficit )	(2,292,654)	(43,657)	43,657	(2)	(2,336,699)

Total Stockholders’ Equity	3,544,816	(43,657)	1,400,565		4,857,679

Total Liabilities and Stockholders’ Equity	$4,275,623	$164,949	$1,400,565		$5,797,092

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Historical		Pro Forma	Pro Forma
	CCSC	Technologyville	Adjustments	Combined

Revenues, net	$1,907,930	$2,159,476	$-	$4,067,406

Cost of revenues	936,172	682,436	-	1,618,608

Total gross profit	971,758	1,477,040	-	2,448,798

Operating expenses:
Professional fees	622,336	32,934	-	655,270
Selling, general and administrative	768,286	1,350,507	-	2,118,793
Stock based compensation	823,651	-	-	823,651
Loss on impairment of intangible assets	100,000	-	-	100,000
Total operating expenses	2,314,273	1,383,441	-	3,697,714

Income (loss) from operations	(1,342,515)	93,599	-	(1,248,916)

Other expense:
Interest expense, net	(11,853)	(14,097)	-	(25,950)

Total other expense	(11,853)	(14,097)	-	(25,950)

Income (loss) before provision for income taxes	(1,354,368)	79,502	-	(1,274,866)

Provision for income taxes	-	-	-	-

Net income/(loss)	$(1,354,368)	$79,502	$-	$(1,274,866)

Net loss per common share - basic	$(0.01)			$(0.01)
Net loss per common share - diluted	$(0.01)			$(0.01)

Weighted average shares outstanding - basic	93,080,426			96,472,697
Weighted average shares outstanding - diluted	93,080,426			96,472,697

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL COPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Historical		Pro Forma	Pro Forma
	CCSC	Technologyville	Adjustments	Combined

Revenues, net	$1,068,221	$549,074	$-	$1,617,295

Cost of revenues	775,241	156,723	-	931,964

Total gross profit	292,980	392,351	-	685,331

Operating expenses:
Professional fees	196,354	6,712	-	203,066
Selling, general and administrative	608,060	351,442	-	959,502
Stock based compensation	325,429	-	-	325,429
Total operating expenses	1,129,843	358,154	-	1,487,997

Income (loss) from operations	(836,863)	34,197	-	(802,666)

Other expense:
Interest expense, net	(2,281)	(4,592)	-	(6,873)

Total other expense	(2,281)	(4,592)	-	(6,873)

Income (loss) before provision for income taxes	(839,144)	29,605	-	(809,539)

Provision for income taxes	-	-	-	-

Net income/(loss)	$(839,144)	$29,605	$-	$(809,539)

Net loss per common share - basic	$(0.01)			$(0.01)
Net loss per common share - diluted	$(0.01)			$(0.01)

Weighted average shares outstanding - basic	108,082,222			111,474,493
Weighted average shares outstanding - diluted	108,082,222			111,474,493

See the unaudited notes to the Pro Forma Condensed Consolidated Financial Statements

CERBERUS CYBER SENTINEL CORPORATION AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed CONSOLIDATED Financial Statements

NOTE 1 - ACQUISITION OF TECHVILLE

On May 25, 2020, the Company entered into and effected a Stock Purchase Agreement (the “SPA”) with Techville, and its sole shareholder, Brian Yelm (“Yelm”). Pursuant to the terms of the SPA, Techville became a wholly owned subsidiary of the Company. Pursuant to the SPA, at the effective time of the Acquisition, Techville’s outstanding common stock was exchanged for 3,392,271 shares of the Company’s common stock.

Immediately following the Acquisition, the Company had 111,221,384 shares of common stock issued and outstanding. The pre-acquisition stockholders of the Company retained an aggregate of 107,829,113 shares, representing approximately 97% ownership of the post-acquisition company. Therefore, upon consummation of the Acquisition, there was no change in control.

The Company accounted for this transaction in accordance with the acquisition method of accounting for business combinations. Assets and liabilities of the acquired business will be included in the Company’s unaudited condensed consolidated balance sheet as of June 30, 2020, based on the retrospective estimated fair value on the date of Acquisition as determined in a purchase price allocation using available information and making assumptions management believed are reasonable.

Per ASC Topic 805, “Business Combinations” (“ASC 805”), the measurement period is the period after the Acquisition date during which the acquirer may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as May 25, 2020. Subsequent to the issuance of these financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired and the liabilities assumed for use in the purchase price allocation.

The following table shows the preliminary allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of May 25, 2020, to be presented in the Company’s unaudited condensed consolidated financial statements for the six months ended June 30, 2020:

Consideration paid	$1,356,908

Tangible assets acquired:
Cash	65,037
Accounts receivable, net	80,289
Vehicle	58,693
Total tangible assets	$204,019

Assumed liabilities:
Line of credit	33,705
Accrued expenses	117,742
Loan Payable	50,896
Other liabilities	1,128
Total assumed liabilities	$203,471

Net assets acquired	$548

Goodwill (a.) (b.)	$1,356,360

a. Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present. Goodwill and intangibles are not deductible for tax purposes

b. Goodwill represents expected synergies from the merger of operations and intangible assets that do not qualify for separate recognition. Cerberus and Techville are both cybersecurity service providers. The acquisition of Techville provided Cerberus potential sales synergies resulting from Cerberus’ access to Techville’s current client-base to offer additional services. Goodwill also represents Techville’s customer list as well as Mr. Yelm’s two-year non-compete clause which the Company was unable to assign a fair value. These items will be assigned a fair value upon the completion of the third-party valuation.

The above purchase price allocation is not reflected in the unaudited pro forma condensed consolidated balance sheet at March 31, 2020 (See Note 4).

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma condensed consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Techville were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of December 31, 2019 and 2018.

NOTE 3 - ACQUISITION-RELATED COSTS

In conjunction with the Acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services which are expensed as incurred.

NOTE 4 - PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements of the Company and Techville and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments. The unaudited pro forma condensed consolidated balance sheet at March 31, 2020 reflects the assets, liabilities and equity positions of the Company and Techville as of March 31, 2020. This differs from the fair value of the assets and liabilities acquired by the Company on May 25, 2020 as discussed above in Note 1. However, the Company believes that the preliminary determination of the fair value of goodwill and other related assumptions utilized in preparing the unaudited pro forma condensed consolidated financial statements provide a reasonable basis for presenting the pro forma effects of the Acquisition.

The adjustments made in preparing the unaudited pro forma condensed consolidated financial statements are as follows:

(1) Reflects the fair value of the 3,392,271 shares of common stock issued to the sole shareholder of Techville in the Acquisition, at $0.40 per share.

(2) Reflects the estimated amount of goodwill purchased as part of the Acquisition and the elimination of Techville’s retained earnings.

(3) No adjustment was made for pro forma taxes on Techville, which has historically been a pass-through entity, given the losses generated by CCSC.